QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

DIGIMARC CORPORATION

CERTIFICATION

        In connection with the periodic report of Digimarc Corporation (the "Company") on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Michael McConnell, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

        This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: November 2, 2007

By:	/s/ MICHAEL MCCONNELL Michael McConnell Chief Financial Officer

QuickLinks

  EXHIBIT 32.2
DIGIMARC CORPORATION CERTIFICATION